JAVELIN Mortgage Investment Corp. Company Update February 10, 2014

PLEASE READ: Important Regulatory and Yield Risk Disclosures Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation (“JAVELIN” or the “Company”), and any other statements regarding JAVELIN’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of JAVELIN. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

JAVELIN Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.javelinreit.com. • Agency premium amortization is expensed monthly as it occurs. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman. Transparency and Governance 3 JAVELIN REIT Manager • JAVELIN is externally managed by ARMOUR Residential Management LLC. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 11,992,743 shares of common stock outstanding (NYSE: “JMI”). • Market capitalization of $173.3 million. • Repurchased 1,507,307 shares in 2013. • JAVELIN pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. • The 2014 dividend rate is $0.15 per month. • Dividend schedule is on the following page. Information as of 2/7/2014.

JAVELIN 2014 Monthly Dividend Schedule 4 Month Dividend Holder of Record Date Payment Date Janaury 2014 $0.15 January 15, 2014 January 30, 2014 February 2014 $0.15 February 14, 2014 February 27, 2014 March 2014 $0.15 March 17, 2014 March 28, 2014 April 2014 $0.15 April 15, 2014 April 29, 2014 May 2014 $0.15 May 15, 2014 May 29, 2014 June 2014 $0.15 June 16, 2014 June 27, 2014 July 2014 $0.15 July 15, 2014 July 30, 2014 August 2014 $0.15 August 15, 2014 August 29, 2014 September 2014 $0.15 September 15, 2014 September 29, 2014 October 2014 $0.15 October 15, 2014 October 30, 2014 November 2014 $0.15 November 17, 2014 November 26, 2014 December 2014 $0.15 December 15, 2014 December 30, 2014

JAVELIN Balance Sheet Targets JAVELIN invests in Agency and Non-Agency mortgage securities. Balance sheet target of 1.5 or less. • 5.25 gross asset duration of Agency and non-Agency securities. • -4.32 hedge duration. • 0.13 net balance sheet duration after the effect of derivatives. Hedge a minimum of 40% of fixed rate assets and funding rate risk. • $1,551.3 million in notional amounts of derivatives. • 115.2% of Agency and non-Agency assets hedged with derivatives. • 129.1% of repurchase agreements hedged with derivatives. • See swap and swaption details on pages 10 and 11. Hold 40% of unlevered equity in cash between prepayment periods. • $62.0 million in total liquidity. • $23.5 million in true cash. • $29.2 million in unlevered securities. • $9.3 million in short term Agency P&I. Long term debt to equity target of 7.5x. • $1,201.9 million in REPO borrowings. • 6.1x Q3 2013 shareholders’ equity. 5 Assets Duration Hedging Liquidity Leverage Information as of 2/7/2014.

JAVELIN Investment Equity Allocation 6 Estimates as of 2/7/2014. Equity allocation is based on market value of unlevered securities plus haircut on repurchase agreements. Allocation does not include equity invested in cash and hedges.

JAVELIN Portfolio Strategy and Investment Methodology

- JAVELIN will utilize ARRM's proprietary analytical approach as well as Intex, Bloomberg, BlackRock Solutions and other third-party systems to analyze mortgage investment opportunities both for Agency and non-Agency mortgage securities.
- Strong bias toward a "buy and hold" strategy, with occasional sales made as market conditions change.
- The investment team considers an array of factors, both bottom up and top down:

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.

Agency Pool Analysis

- NO TBA pools – Only specified pools.
- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- "Hedgability."
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

JAVELIN MORTGAGE INVESTMENT CORP.

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JAVELIN Agency and Non-Agency Portfolios 8 Information and pricing as of 2/7/2014. Some totals may not foot due to rounding. Fixed Rates Maturing Between 121 and 180 Months 275.0$ 26.0% 3.31/3.77 Fixed Rates Maturing Between 181 and 240 Months 29.3$ 2.8% 3.08/3.51 Fixed Rates Maturing Between 241 and 300 Months 52.2$ 4.9% 3.37/3.83 Fixed Rates Maturing Between 301 and 360 Months 700.9$ 66.3% 3.53/3.99 Total or Weighted Average 1,057.4$ 100.0% 3.45/3.91 Agency Fixed Rate Securities Current Value (millions) Percentage of Fixed Rate Securities Weighted Average Net/Gross Coupon Legacy P me Fix d 35.4$ 12.2% 88.1% 6.0% 84 513 Legacy Prime Hybrid 17.4$ 6.0% 77.1% 3.3% 86 598 Legacy Alt-A Fixed 93.2$ 32.2% 78.6% 5.9% 88 381 Legacy Alt-A Hybrid 9.1$ 3.2% 76.9% 2.6% 97 530 New Issue Prime Fixed 130.9$ 45.2% 95.6% 3.2% 9 769 New Issue Prime Floater 3.4$ 1.2% 100.0% 5.1% 12 236 Total or Weighted Average 289.6$ 100.0% 87.5% 4.4% 51 588 Non-Agency Securities Current Value (millions) Percentage of Non-Agency Securities Average Loan Age (months) erage C upon (%) Average Purchase Price Average Loan Size ($k)

JAVELIN Agency & Non-Agency Portfolio Duration 9 Information and pricing as of 2/7/2014. Some totals may not foot due to rounding. Fixed Rates Maturing Between 121 and 180 Months 275.0$ 104.8% 104.9% 3.31/3.77 4.27 Fixed Rates aturing Between 181 and 240 onths 29.3$ 106.2% 101.2% 3.08/3.51 5.64 Fixed Rates Maturing Between 241 and 300 Months 52.2$ 106.6% 100.4% 3.37/3.83 6.08 Fixed Rates aturing Between 301 and 360 onths 700.9$ 105.4% 101.8% 3.53/3.99 6.31 Total or Weighted Average 1,057.4$ 105.3% 102.5% 3.45/3.91 5.75 Agency Asset Class Weighted Average Purchase Price Weighted Average Net/Gross Coupon Estimated Effective Duration Using Current Values Weighted Average Current Market Price Current Value (millions) Legacy Prim Fixed 35 4 88 1 89 3 5.99/5.74 1.99 Legacy Prime Hybrid 17.4$ 77.1% 83.4% 3.32/3.75 0.17 Legacy Alt-A Fixed 93.2 78.6 8 .8 5.91/5.58 1.30 Legacy Alt-A Hybrid 9.1$ 76.9% 83.3% 2.55/2.85 0.01 New Issue Prime Fixed 130.9$ 95.6% 94.2% 3.15/3.81 6.12 New Issue Prime Floater 3.4$ 100.0% 104.7% 5.13/3.80 0.00 Total or Weighted Average 289.6$ 87.5% 89.1% 4.40/4.58 3.44 Estimated Effective Du ation Using Current Values ighted Average Purchase Price eighted Averag Curr nt Market Price Weighted Average Net/Gross Coupon Non-Agency Securities Current Value (millions)

JAVELIN Hedge Portfolio 10 Counterparties include: Citibank, N.A., Nomura Global Financial Products Inc. and Wells Fargo Bank, N.A. Information as of 2/7/2014. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 37-48 Months 44 50.0$ 0.55 Interest Rate Swap 49-60 Months 52 50.0$ 0.92 Interest Rate Swap 61-120 Months 109 701.3$ 1.80 Total or Weighted Average 102 $ 801.3 1.67 Interest Rate Swaptions Underlying Swap Term Weighted Average Remaining Option Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swaptions 0-60 Months 8 750.0$ 2.73 Total or Weighted Average 8 $ 750.0 2.73

JAVELIN Balance Sheet Hedge Metrics 11 Information and pricing as of 2/7/2014. Some totals may not foot due to rounding. Agency Assets 1,057.4$ 5.75 Non-Agency New Issue Assets 134.3$ 5.97 Non-Agency Legacy Assets 155.2$ 1.26 Interest Rate Swaps 801.3$ -7.31 Interest Rate Swaptions 750.0$ -1.14 Net Balance Sheet Duration 0.13 Estimated Balance Sheet Duration Amount (millions) Duration Effect on Balance Sheet Agency & Non-Agency Assets 1,346.9$ 115.2% Net Agency & Non-Agency Repo Balance 1,201.9$ 129.1% Amount (millions) % Hedged

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”) 12 JAVELIN expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

JAVELIN Agency & Non-Agency Repo Composition

REPO Counter-Party[1]	Principal Borrowed (millions)	Percentage of REPO Positions with JAVELIN	Weighted Average Maturity in Days	Longest Maturity in Days
1 Daiwa Securities America Inc.	$ 113.8	9.4%	14	14
2 Barclays Capital Inc.	$ 107.1	8.9%	35	84
3 J.P. Morgan Securities LLC	$ 91.2	7.6%	62	90
4 Merrill Lynch, Pierce, Fenner & Smith Inc.	$ 87.1	7.2%	43	68
5 BNP Paribas Securities Corp.	$ 87.1	7.2%	15	17
6 Morgan Stanley & Co. LLC	$ 85.4	7.1%	69	69
7 Credit Suisse Securities (USA) LLC	$ 81.7	6.8%	44	74
8 Mitsubishi UFJ Securities (USA), Inc.	$ 77.0	6.4%	74	87
9 ICBC Financial Services LLC	$ 73.5	6.1%	13	13
10 Citigroup Global Markets Inc.	$ 71.6	5.9%	57	88
11 Wells Fargo Bank, N.A.	$ 60.1	5.0%	11	19
12 KGS-Alpha Capital Markets, L.P.	$ 56.8	4.7%	89	90
13 Nomura Securities International, Inc.	$ 56.1	4.7%	63	68
14 South Street Securities LLC	$ 50.7	4.2%	9	11
15 Royal Bank of Canada	$ 42.9	3.6%	92	159
16 Pierpont Securities LLC	$ 24.3	2.0%	68	68
17 RBS Securities Inc.	$ 24.1	2.0%	78	83
18 Jefferies & Company, Inc.	$ 10.8	0.9%	7	7
19 Guggenheim Securities, LLC	$ 3.0	0.2%	38	38
20 Mizuho Securities USA Inc.	$ 2.8	0.2%	11	11
Total or Weighted Average	**$ 1,207.1**	**100.0%**	**44**	

Weighted Average Repo Rate	0.60%
Weighted Average Haircut	8.14%

February Paydowns	(5.2)
Net REPO after Paydowns	1,201.9
Debt to Quarter End Shareholders' Equity Ratio	6.1

(1) JAVELIN has signed MRAs with 28 counterparties.

Information as of 2/7/2014. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

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3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340 14